Exhibit 99.1

Cyngn Reports Third Quarter 2023 Financial Results

MENLO PARK, Calif., November 8, 2023. – Cyngn Inc. (the “Company” or “Cyngn”) (Nasdaq: CYN), a developer of AI-powered autonomous driving software solutions for industrial applications, today announced its financial results for the fiscal third quarter ended September 30, 2023.

Recent Operating Highlights:

●	Raised $1.5 million from common stock only at-the-market sales agreement through October 31, 2023
●	Stockholders of record on October 23, 2023 received 10% pro rata common stock dividend
●	Launched dealer network to expand customer base
●	Unveiled DriveMod Tugger: Motrec MT160 autonomous electric tugger that will be made available to select customers in Q4 2023
●	Arauco pre orders 100 DriveMod Forklifts, targeting initial rollout in South Carolina facility in mid-2024; this one order has the potential to cover approximately 20% of Company’s current cash burn
●	Successful paid initial deployment of DriveMod Stock Chaser with a Fortune 100 heavy equipment manufacturer at its North American facility
●	U.S. patent office granted 16 patents to-date; Cyngn’s patent portfolio also includes 9 additional pending U.S. patents and 20 pending international patents

“We’ve achieved a number of impressive successes in both the third quarter and in October, and we anticipate continued business momentum through the end of the fiscal year,” said Lior Tal, Chairman and Chief Executive Officer of Cyngn. “Most notably, I am very pleased with the results of the DriveMod Stock chaser deployment at a North American facility for a Fortune 100 customer, the DriveMod Tugger debut with our partner Motrec’s MT160 vehicle, and the identification of the Arauco South Carolina site for our DriveMod Forklift rollout in mid-2024 as these achievement are pivotal in the commercialization of EAS (Enterprise Autonomy Suite) and signal market acceptance of our ever-advancing product suite for industrial automation. Additionally, our recent dealer network launch will further expand our customer base as we scale deployments in 2024.”

Q3 2023 Financial Review:

●	Third quarter revenue was $25.2 thousand compared to no revenues in the third quarter of 2022. Third quarter revenue was derived for the first time from EAS software subscriptions from DriveMod Stock chaser vehicle deployments.
●	Total costs and expenses in the third quarter were $5.6 million, an increase from $5.3 million in the third quarter of 2022. This increase was primarily due to costs incurred for bringing up initial customer vehicle deployments, costs related to increased headcount in both R&D and G&A, as well as modest increases in other operating expenses. Increased R&D expense was offset by the first-time capitalization of internally developed software. Headcount is currently at 72, up from 64 employees at the end of the third quarter of 2022.
●	Net loss for the third quarter was $(5.5) million compared to $(5.3) million in the corresponding quarter of 2022. Third quarter 2023 net loss per share was $(0.14), based on basic and diluted weighted average shares outstanding of approximately 37.8 million in the quarter. This compares to a net loss per share of $(0.14) in the third quarter of 2022, based on approximately 37.0 million basic and diluted weighted average shares outstanding.

Balance Sheet Highlights:

Cyngn’s unrestricted cash and short-term investments at the end of the third quarter of 2023 total $8.2 million compared to $22.6 million as of December 31, 2022. At the end of the same period, working capital was $7.2 million and total stockholders’ equity was $10.2 million, as compared to year-end working capital of $22.4 million and total stockholders’ equity of $24.1 million, respectively as of December 31, 2022.

For more information on Cyngn, visit the “Investor Relations” page of the Company’s website (https://investors.cyngn.com/).

About Cyngn

Cyngn develops and deploys scalable, differentiated autonomous vehicle technology for industrial organizations. Cyngn’s self-driving solutions allow existing workforces to increase productivity and efficiency. The Company addresses significant challenges facing industrial organizations today, such as labor shortages, costly safety incidents, and increased consumer demand for eCommerce.

Cyngn’s DriveMod Kit can be installed on new industrial vehicles at end of line or via retrofit, empowering customers to seamlessly adopt self-driving technology into their operations without high upfront costs or the need to completely replace existing vehicle investments.

Cyngn’s flagship product, its Enterprise Autonomy Suite, includes DriveMod (autonomous vehicle system), Cyngn Insight (customer-facing suite of AV fleet management, teleoperation, and analytics tools), and Cyngn Evolve (internal toolkit that enables Cyngn to leverage data from the field for artificial intelligence, simulation, and modeling).

Find Cyngn on:

Website: https://cyngn.com

Twitter: http://twitter.com/cyngn

LinkedIn: https://www.linkedin.com/company/cyngn

YouTube: https://www.youtube.com/@cyngnhq

Investor/Media Contact: Bill Ong, bill@cyngn.com; 650-204-1551

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “will likely result,” “will continue,” “plans to,” “potential,” “promising,” and similar expressions. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s annual report on Form 10-K filed with the SEC on March 17, 2023. Readers are cautioned that it is not possible to predict or identify all the risks, uncertainties and other factors that may affect future results No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Cyngn undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

CYNGN INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue	$25,210	$-	$1,448,961	$-
Costs and expenses
Cost of revenue	42,414	-	1,121,732	-
Research and development	2,929,225	2,725,919	9,697,099	6,662,730
General and administrative	2,663,272	2,552,418	8,580,113	7,047,181
Total costs and expenses	5,634,911	5,278,337	19,398,944	13,709,911

Loss from operations	(5,609,701)	(5,278,337)	(17,949,983)	(13,709,911)

Other income, net
Interest income (expense), net	32,905	4,677	98,698	2,691
Other income	105,284	14,296	397,616	16,856
Total other income, net	138,189	18,973	496,314	19,547

Net loss	$(5,471,512)	$(5,259,364)	$(17,453,669)	$(13,690,364)

Net loss per share attributable to common stockholders, basic and diluted	$(0.14)	$(0.14)	$(0.47)	$(0.41)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	37,771,928	37,005,071	37,344,276	33,458,338

CYNGN INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30,	December 31,
	2023	2022
Assets
Current assets
Cash	$3,536,381	$10,536,273
Restricted cash	-	50,000
Short-term investments	4,619,260	12,064,337
Prepaid expenses and other current assets	436,923	1,126,137
Total current assets	8,592,564	23,776,747

Property and equipment, net	1,393,393	884,000
Right of use asset, net	404,868	371,189
Intangible assets, net	1,159,642	473,076
Total Assets	$11,550,467	$25,505,012

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$234,357	$155,943
Accrued expenses and other current liabilities	699,953	854,920
Operating lease liability, current portion	413,371	376,622
Total liabilities (all current)	1,347,681	1,387,485

Commitments and contingencies (Note 12)
Stockholders’ Equity
Preferred stock, $0.00001, 10 million shares authorized; no shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	-	-
Common stock, Par $0.00001; 100,000,000 shares authorized, 35,205,748 and 33,684,864 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	352	337
Additional paid-in capital	163,386,142	159,847,229
Accumulated deficit	(153,183,708)	(135,730,039)
Total stockholders’ equity	10,202,786	24,117,527
Total Liabilities and Stockholders’ Equity	$11,550,467	$25,505,012

CYNGN INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(17,453,669)	$(13,690,364)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	707,337	411,512
Stock-based compensation	2,517,890	1,990,834
Realized gain on short-term investments	(396,141)	(13,541)
Changes in operating assets and liabilities:
Prepaid expenses, operating lease right-of-use assets, and other current assets	261,034	(835,747)
Accounts payable	78,414	186,797
Accrued expenses, lease liabilities, and other current liabilities	(154,967)	351,524
Net cash used in operating activities	(14,440,102)	(11,598,985)

Cash flows from investing activities
Purchase of property and equipment	(904,417)	(639,545)
Disposal of assets	130,898	-
Acquisition of intangible asset	(698,527)	(340,850)
Purchase of short-term investments	(17,050,782)	(27,000,000)
Proceeds from maturity of short-term investments	24,892,000	5,025,879
Net cash provided by (used in) investing activities	6,369,172	(22,954,516)

Cash flows from financing activities
Proceeds from at-the-market equity financing, net of issuance costs	1,012,511	-
Proceeds from private placement offering, net of offering costs	-	18,121,945
Proceeds from exercise of pre-funded warrants	-	2,662
Proceeds from exercise of stock options	8,527	114,169
Net cash provided by financing activities	1,021,038	18,238,776

Net decrease in cash and restricted cash	(7,049,892)	(16,314,725)
Cash and restricted cash, beginning of period	10,586,273	21,995,981
Cash and restricted cash, end of period	$3,536,381	$5,681,256

Reconciliation of cash and restricted cash, end of period:
Cash	$3,536,381	$5,631,256
Restricted cash	-	50,000
Total cash and restricted cash	$3,536,381	$5,681,256

Supplemental disclosure of cash flow:
Cash paid during the period for interest and taxes	$-	$-
Supplemental disclosure of non-cash activities:
Recognition of operating lease right-of-use assets and operating lease liabilities	$464,929	$824,292
Acquisition of property and equipment included in accounts payable and accrued expenses	20,625	28,854

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